EXHIBIT I

TWO HUNDRED SEVENTY FIFTH AMENDMENT
TO THE
SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

This Two Hundred Seventy fifth Amendment to the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership (this “Amendment”) is made and entered into on June 23, 2011, but effective as of May 1, 2011 (“Effective Date”), by and between SUN COMMUNITIES, INC., a Maryland corporation (the “General Partner”), as the general partner of SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (the “Partnership”), and the holders of Series A-1 Preferred Units (as hereinafter defined) set forth on Exhibit A hereto (collectively, the “Series A-1 Preferred Partners”).

Recitals

A.           The Series A-1 Preferred Partners are or were direct or indirect owners of Kentland Corporation, a Michigan corporation, and certain of its affiliated entities (collectively, the “Kentland Entities”). The Kentland Entities, the Partnership and the Series A-1 Preferred Partners are parties to those certain Contribution Agreements (the “Contribution Agreements”), pursuant to which the Series A-1 Preferred Partners and the Kentland Entities have contributed certain assets (the “Contributed Assets”) to the Partnership in consideration for the issuance by the Partnership of Series A-1 Preferred Units.

B.           The signatories hereto desire to amend that certain Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership, dated as of April 30, 1996, as amended by those certain amendments numbered one through two hundred seventy four (collectively, as amended, the “Agreement”) as set forth herein; any capitalized term not defined herein shall have the respective meaning ascribed to it in the Agreement.

C.           Section 11 of the Agreement authorizes the General Partner, as the holder of more than fifty percent (50%) of the OP Units, to amend the Agreement.

Now, therefore, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to continue the Partnership and amend the Agreement as follows:

1.           Admission of New Partners. As of the Effective Date, the Series A-1 Preferred Partners have contributed the Contributed Assets to the Partnership in exchange for the assumption by the Partnership of certain debt and the issuance by the Partnership to the Series A-1 Preferred Partners of an aggregate of 455,476 Series A-1 Preferred Units.  The Series A-1 Preferred Units issued to the Series A-1 Preferred Partners have been duly issued and fully paid.  The Series A-1 Preferred Partners are hereby admitted to the Partnership as new Limited Partners, and by execution of this Amendment the Series A-1 Preferred Partners have agreed to be bound by all of the terms and conditions of the Agreement, as amended hereby, and hereby acknowledge receipt of a copy of the Agreement.  Exhibit A of the Agreement is hereby deleted in its entirety and is replaced with Exhibit A to this Amendment.

2.           Investment Representations.  Each Series A-1 Preferred Partner hereby represents and warrants to the Partnership as follows. Each Series A-1 Preferred Partner hereby agrees to indemnify the Partnership, the General Partner and its directors, officers, employees and agents, against all liability, damages, loss, costs and expenses (including reasonable attorneys' fees and expenses) which any of them may incur by reason of the falsity of any representation or breach of any warranty made by such Series A-1 Preferred Partner.

(a)           Such Series A-1 Preferred Partner has been furnished with or has had access to, and has carefully reviewed, the periodic filings of the General Partner made with the Securities and Exchange Commission, the organizational documents of the Partnership and such other documents relating to the General Partner and the Partnership as it may have requested.  Such Series A-1 Preferred Partner has relied solely on the information contained therein and has not received or relied upon any other representations, warranties or assurances of the Partnership or the General Partner or any persons acting on their behalf, whether written or oral, other than the representations and warranties set forth in the Contribution Agreements. Such Series A-1 Preferred Partner understands that all documents, records and books pertaining to its investment in Series A-1 Preferred Units have been made available for inspection by it and its attorneys, accountants, investment advisors and other representatives.  Such Series A-1 Preferred Partner and its advisors and representatives have had a reasonable opportunity to ask questions of and receive answers from the Partnership and the General Partner, or a person or persons acting on its behalf, concerning the terms and conditions of the issuance of the Series A-1 Preferred Units and the business, affairs and prospects of the Partnership and the General Partner, and all such questions have been answered to such Series A-1 Preferred Partner’s full satisfaction.

(b)           The Series A-1 Preferred Units were not offered for sale to such Series A-1 Preferred Partner by means of: (i) an advertisement, article, notice, letter, circular or other communication published in any newspaper, magazine or similar medium or by other written communication or broadcast over television or radio; or (ii) a seminar or meeting held pursuant to public invitation or announcement; or (iii) any other form of general solicitation or advertising.

(c)           Such Series A-1 Preferred Partner, if an individual, is a citizen of the United States of America, and is at least 21 years of age.

(d)           If such Series A-1 Preferred Partner is an entity, (i) it is duly organized, validly existing and in good standing under all laws applicable to it and has full power and authority to acquire the Series A-1 Preferred Units, and (ii) those persons executing this Amendment on behalf of such Series A-1 Preferred Partner are duly authorized to act for and bind it.

(e)           Such Series A-1 Preferred Partner and its shareholders, members, partners or beneficiaries (if any) have adequate means of providing for their current needs and possible personal contingencies, have no need for liquidity in its investment in the Series A-1 Preferred Units, are able to bear the substantial economic risks of an investment in the Series A-1 Preferred Units for an indefinite period, and at the present time could afford a complete loss of the investment. Such Series A-1 Preferred Partner has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

(f)           Such Series A-1 Preferred Partner recognizes that there is substantial economic risk associated with an investment in the Series A-1 Preferred Units, which could result in a complete loss of investment.

(g)           Such Series A-1 Preferred Partner understands, or has consulted with its tax advisors concerning, the tax consequences of an investment in the Series A-1 Preferred Units.  Such Series A-1 Preferred Partner has not received or relied upon any representations, warranties or assurances of the Partnership, the General Partner, or any persons acting on their behalf concerning the tax aspects of an investment in the Series A-1 Preferred Units.

(h)           Such Series A-1 Preferred Partner understands that the Series A-1 Preferred Units have not been registered under the Securities Exchange Act of 1933, as amended (the “Securities Act”), or the securities laws of any state.  Such Series A-1 Preferred Partner will not sell or otherwise transfer any the Series A-1 Preferred Units or shares of the General Partner’s common stock which for which they may be exchanged unless they are registered under the Securities Act and any applicable state securities laws, or pursuant to an exemption from such registration satisfactory to the General Partner.  Such Series A-1 Preferred Partner is purchasing the Series A-1 Preferred Units and, upon their exchange, shares of the General Partner’s common stock, solely for its own account for investment only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Series A-1 Preferred Units or shares of common stock.

(i)           Such Series A-1 Preferred Partner understands that it may not be able to sell or dispose of the Series A-1 Preferred Units as there is no public market for them. Such Series A-1 Preferred Partner further understands that the terms of Section 9 of the Agreement restrict their sale or transfer.

3.           Sections 3.1, 3.2 and 3.9.  Sections 3.1, 3.2 and 3.9 of the Agreement are hereby deleted in their entirety and replaced with the following:

“3.1           OP Units

The Partners’ interests in the Partnership are expressed in terms of OP Units and each Partner has been issued OP Units corresponding to the agreed value of its capital contribution.  OP Units consist of Common OP Units, Preferred OP Units, Series A Preferred Units, Series A-1 Preferred Units, Series B Preferred Units, Series B-1 Preferred Units, Series B-2 Preferred Units and Series B-3 Preferred Units.

3.2           Common OP Units

The holders of the Common OP Units shall be entitled to receive distributions in accordance with Section 4.3, after payment of all accrued (i) Preferred Dividends, (ii) Series A-1 Priority Return, (iii) Series A Priority Return, (iv) Series B Priority Return, (v) Series B-1 Priority Return, (vi) Series B-2 Priority Return, and (vii) Series B-3 Priority Return.  No distribution shall be made in respect of Common OP Units while any accrued ((i) Preferred Dividends, (ii) Series A-1 Priority Return, (iii) Series A Priority Return, (iv) Series B Priority Return, (v) Series B-1 Priority Return, (vi) Series B-2 Priority Return, or (vii) Series B-3 Priority Return remains unpaid unless all such unpaid amounts are paid simultaneously with such distribution.”

“3.9           Withdrawals

No Partner shall be entitled to withdraw any portion of its capital account, except by way of distributions pursuant to Sections 4.3, 8.2, 16, 17 and 18 hereof.”

4.           Section 4.2 (a)(v) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(v)           fifth, with respect to OP Units other than Series A Preferred Units, pro rata in proportion to the number of OP Units other than Series A Preferred Units, held by each such Partner as of the last day of the period for which such allocation is being made; provided, however, that the profits allocated to any Preferred OP Units, Series A-1 Preferred Units, Series B Preferred Units, Series B-1 Preferred Units, Series B-2 Preferred Units and Series B-3 Preferred Units pursuant to this Section 4.2(b)(v) for any calendar year shall not exceed the amount of Preferred Dividends, Series A-1 Priority Return, Series B Priority Return, Series B-1 Priority Return, Series B-2 Priority Return and Series B-3 Priority Return, respectively, thereon for that calendar year, and any such excess profits remaining after the application of such limitation shall be allocated to the holders of the Common OP Units, pro rata.”

5.           Section 8.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“8.2           Liquidating Distributions; Restoration of Capital Account Deficits

Upon the liquidation of the Partnership or any Partner’s interest in the Partnership, within the meaning of the Allocation Regulations:

(a)           The capital accounts of the holders of the OP Units shall be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Partnership’s property, which has not previously been reflected in the Partners’ capital accounts, would be allocated among the Partners if there were a taxable disposition of such property at fair market value on the date of distribution.  Any resulting increase in the Partners’ capital accounts shall be allocated (i) first to the holders of the Preferred OP Units, Series A-1 Preferred Units and Series A Preferred Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the Issue Prices of their respective Preferred OP Units, Series A-1 Preferred Units and Series A Preferred Units plus accrued and unpaid Preferred Dividends, Series A-1 Priority Return or Series A Priority Return, as the case may be, thereon, (ii) second to the holders of the Series B Cumulative Preferred Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the Issue Price of the Series B Cumulative Preferred Units plus accrued and unpaid Series B Priority Return, Series B-1 Priority Return, Series B-2 Priority Return and Series B-3 Priority Return, as applicable, thereon, and (iii) third (if any) to the Common OP Units.  Any resulting decrease in the Partners’ capital accounts shall first be allocated (i) first to the holders of the Common OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ii) second to the holders of Series B Cumulative Preferred Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iii) third to the holders of the Preferred OP Units, Series A-1 Preferred Units and Series A Preferred Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, and (iv) fourth (if any) to the General Partner.  Liquidating distributions shall be made in accordance with the positive capital account balances of the Partners, after giving effect to such adjustment and other capital account adjustments for the current year, as provided in the Allocation Regulations.

6.           Section 14.  Section 14 of the Agreement is hereby amended as follows:

(a)           The second sentence of the definition of “OP Units” is hereby deleted in its entirety and replaced with the following: “OP Units consist of Common OP Units, Preferred OP

        Units, Series A-1 Preferred Units, Series A Preferred Units, Series B Preferred Units, Series B-1 Preferred Units, Series B-2 Preferred Units and Series B-3 Preferred Units.”

(b)           The following new definitions are inserted in Section 14 (Definitions) so as to preserve alphabetical order:

“Common Stock Fair Market Value” shall mean, with respect to any Series A-1 Exchange Date, the average closing price of a share of the General Partner’s common stock for the 10 consecutive trading days preceding such Series A-1 Exchange Date on the principal national securities exchange on which the shares of the General Partner’s common stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 10 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the General Partner or, if the shares of Common Stock or securities are not publicly traded, the Common Stock Fair Market Value for such day shall be the fair market value thereof determined jointly by the General Partner and the holder(s) of Series A-1 Preferred Units that are exchanging such Series A-1 Preferred Units for shares of the General Partner’s common stock; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Common Stock Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the General Partner and such holder(s) of Series A-1 Preferred Units or, if that selection cannot be made within five days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

“Series A-1 Exchange Date” shall mean the date specified in a Series A-1 Exchange Notice on which the holder of Series A-1 Preferred Units proposes to exchange Series Preferred Units for shares of the General Partner’s common stock; provided, however, that the proposed Series A-1 Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series A-1 Exchange Notice is delivered.

“Series A-1 Exchange Notice” shall mean a written notice delivered by a holder of Series A-1 Preferred Units to the General Partner of such holder’s election to exchange Series A-1 Preferred Units for shares of the General Partner’s common stock. Each Series A-1 Exchange Notice must specify the number of Series A-1 Preferred Units to be exchanged and the proposed Series A-1 Exchange Date.

“Series A-1 Issuance Date” shall mean June 23, 2011.

“Series A-1 Preferred Partners” shall mean the holders of Series A-1 Preferred Units set forth on Exhibit A hereto, as it may be amended from time to time, and their respective successors and permitted assigns.

“Series A-1 Preferred Units” shall have the meaning set forth therefor in Section 18.2 hereof.

“Series A-1 Priority Return” shall have the meaning set forth therefor in Section 18.1 hereof.

7.           The following new Section 18 of the Agreement is inserted in the Agreement after Section 17 thereof:

“18.	Series A-1 Preferred Units.

Section 18.1                      Definitions. The term “Series A-1 Parity Preferred Units” shall mean the Preferred Units and any other class or series of OP Units of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on parity with the Series A-1 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.  The term “Series A-1 Priority Return” shall mean an amount equal to the Applicable Rate, multiplied by the stated amount of $100 per Series A-1 Preferred Unit, multiplied by the number of outstanding Series A-1 Preferred Units, cumulative to the extent not distributed for any given distribution period pursuant to Section 4.3 hereof.  The term “Applicable Rate” shall mean: (i) from the date of this Amendment through the first anniversary of the date of this Amendment, 5.1% per annum (determined on the basis of a 365 day year), (ii) from the day immediately after the first anniversary of the date of this Amendment through the second anniversary of the date of this Amendment, 5.1% per annum (determined on the basis of a 365 day year), and (iii) thereafter, 6.0% per annum (determined on the basis of a 365 day year).

Section 18.2                      Designation and Number.  A series of OP Units in the Partnership designated as the “Series A-1 Preferred Units” is hereby established. The number of Series A-1 Preferred Units shall be 455,476. Notwithstanding anything to the contrary in this Agreement, (a) the Series A-1 Preferred Units shall be pari passu with the Preferred Units with respect to distributions and allocations, and (b) the Series A-1 Preferred Units shall be deemed to be “Preferred Units” for the purposes of Sections 4.3 and 17.3 of the Agreement.

Section 18.3                      Distributions.

(a)           Payment of Distributions.

(i)           Subject to the rights of holders of Series A Preferred Units, Parity Preferred Units, Preferred OP Units and Series A-1 Parity Preferred Units as to the payment of distributions pursuant to Sections 4.3, 8.2 and 16.3 of the Agreement, holders of Series A-1 Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of the Partnership’s available cash, the Series A-1 Priority Return.

(ii)           All distributions shall be cumulative, shall accrue from the original date of issuance and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on March 31, June 30, September 30 and December 31 of each year, (each a "Series A-1 Preferred Unit Distribution Payment Date”).  The amount of the distribution payable for any period will be computed on the basis of a 365-day year and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to the actual number of days in such quarterly period.  If any date on which distributions are to be made on the Series A-1 Preferred Units is not a Business Day (as defined in Section 14), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.  Distributions on the Series A-1 Preferred Units will be made to the holders of record of the Series A-1 Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series A-1 Preferred Unit Distribution Payment Date.

(b)           Distributions Cumulative.  Distributions on the Series A-1 Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the declaration, setting aside for payment or current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized.  Accrued but unpaid distributions on the Series A-1 Preferred Units will accumulate as of the Series A-1 Preferred Unit Distribution Payment Date on which they first become payable.  Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series A-1 Preferred Unit Distribution Payment Date to holders of record of the Series A-1 Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date.  Accumulated and unpaid distributions will not bear interest.

(c)           Priority as to Distributions.

(i)           So long as any Series A-1 Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of OP Units of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series A-1 Preferred Units (collectively, “Series A-1 Junior Units”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A-1 Preferred Units, any Series A-1 Parity Preferred Units or any Series A-1 Junior Units, unless, in each case, all distributions accumulated on all Series A-1 Preferred Units and all classes and series of outstanding Series A-1 Parity Preferred Units have been paid in full.  The foregoing sentence will not prohibit (a) distributions payable solely in OP Units ranking junior to the Series A-1 Preferred Units as to the payment of distributions and rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, (b) the conversion of Series A-1 Junior Units or Series A-1 Parity Preferred Units into OP Units of the Partnership ranking junior to the Series A-1 Preferred Units as to distributions and rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, or (c) the redemption of OP Units corresponding to any Junior Stock (as defined in the Series A Articles Supplementary) to be purchased by the General Partner pursuant to Article VII of the Charter to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article VII of the Charter.

(ii)           So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon the Series A-1 Preferred Units, all distributions authorized and declared on the Series A-1 Preferred Units and all classes or series of outstanding Series A-1 Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series A-1 Preferred Unit and such other classes or series of Series A-1 Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A-1 Preferred Unit and such other classes or series of Series A-1 Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Series A-1 Parity Preferred Units do not have cumulative distribution rights) bear to each other.

(iii)           The Series A-1 Preferred Units and any Series A-1 Parity Preferred Units shall be deemed to be “Junior Units” as defined in Section 16.3(c) hereof, and so long as any Series A Preferred Units or Parity Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to the Series A-1 Preferred Units or any Series A-1 Parity Preferred Units, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A-1 Preferred Units or Series A-1 Parity Preferred Units unless, in each case, all distributions accumulated on all Series A Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full.

(d)           Distributions on OP Units held by General Partner.  Notwithstanding anything to the contrary herein, distributions on OP Units held by the General Partner may be made, without preserving the priority of distributions described in Section 18.3(c)(i) and (ii), but only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner.

(e)           No Further Rights.  Holders of Series A-1 Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

Section 18.4                      Liquidation Proceeds.

(a)           Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series A-1 Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

(b)           No Further Rights.  After payment of the full amount of the liquidating distributions to which they are entitled pursuant to Section 8.2 hereof, the holders of

 Series A-1 Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

(c)           Consolidation, Merger or Certain Other Transactions.  The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 18.5                      Voting Rights.  Holders of the Series A-1 Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners.

Section 18.6                      Transfer Restrictions.  The Series A-1 Preferred Units shall be subject to the provisions of Section 9 of the Agreement.

Section 18.7                      Exchange Rights.

(a)           Series A-1 Preferred Units.  The holders of Series A-1 Preferred Units shall be entitled to exchange Series A-1 Preferred Units for shares of the General Partner’s common stock, at their option, on the following terms and subject to the following conditions:

(i)           At any time after the date of this Amendment, each holder of Series A-1 Preferred Units at its option may exchange each of its Series A-1 Preferred Units for that number of shares of the General Partner’s common stock equal to the quotient obtained by dividing $100.00 by $41.00; provided, however, that no Series A-1 Preferred Units may be exchanged on any proposed Series A-1 Exchange Date pursuant to this Section 18.7 unless at least 1,000 Series A-1 Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series A-1 Exchange Date pursuant to Series A-1 Exchange Notices. Each holder of Series A-1 Preferred Units that has delivered a Series A-1 Exchange Notice to the General Partner may rescind such Series A-1 Exchange Notice by delivering written notice of such rescission to the General Partner prior to the Series A-1 Exchange Date specified in the applicable Series A-1 Exchange Notice.

(ii)           The exchange rate is subject to adjustment upon subdivisions, stock splits, stock dividends, combinations and reclassification of the common stock of the General Partner.

(iii)           In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the General Partner’s common stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A-1 Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of the General Partner’s common stock or fraction thereof into which one Series A-1 Preferred Unit was convertible or exchangeable immediately prior to such transaction.

(iv)           Limitations on Exchange.  Notwithstanding anything to the contrary in this Section 18.7(a):

(A)           Upon tender of any Series A-1 Preferred Units to the General Partner pursuant to that Section, the General Partner may issue cash in lieu of stock to the extent necessary to prevent the recipient from violating the Ownership Limitations of Section 2 of Article VII of the Charter, or corresponding provisions of any amendment or restatement thereof; and

(B)           A holder of Series A-1 Preferred Units will not have the right to exchange Series A-1 Preferred Units for the General Partner’s common stock if (1) in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a real estate investment trust under the Internal Revenue Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the General Partner, constitute or be likely to constitute a violation of applicable securities laws.

(C)           The General Partner shall not be required to issue fractions of shares of common stock upon exchange of Series A-1 Preferred Units. If any fraction of a share of Common Stock would be issuable upon exchange of Series A-1 Preferred Units, the General Partner shall, in lieu of delivering such fraction of a share of common stock, make a cash payment to the exchanging holder of Series A-1 Preferred Units in an amount equal to the same fraction of the Common Stock Fair Market Value determined as of the Series A-1 Exchange Date.
.
(v)           Reservation of Common Stock.  The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued shares of common stock to permit the exchange of all of the outstanding Series A-1 Preferred Units pursuant to this Section 18.7.

(b)           Procedure for Exchange.

(i)           Any exchange described in Section 18.7(a) above shall be exercised pursuant to a delivery of a Series A-1 Exchange Notice to the General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid.  The Series A-1 Exchange Notice and certificates, if any, representing such Series A-1 Preferred Unit to be exchanged shall be delivered to the office of the General Partner maintained for such purpose.  Currently, such office is:

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034

Any exchange hereunder shall be effective as of the close of business on the Series A-1 Exchange Date.  The holders of the exchanged Series A-1 Preferred Units shall be deemed to have surrendered the same to the General Partner, and the General Partner shall be deemed to have issued shares of common stock of the General Partner at the close of business on the Series A-1 Exchange Date.

(d)           Payment of Series A-1  Priority Return.  On the Series A-1 Preferred Unit Distribution Payment Date next following each the Series A-1 Exchange Date, the holders of Series A-1 Preferred Units, which exchanged on such date shall be entitled to Series A-1 Priority Return in an amount equal to a prorated portion of the Series A-1 Priority Return based on the number of days elapsed from the prior Series A-1 Preferred Unit Distribution Payment Date through, but not including, the Series A-1 Exchange Date.

Section 18.8
Restrictions Included in Contribution Agreements.  Each Series A-1 Preferred Partner acknowledges and agrees that, notwithstanding anything to the contrary in this Amendment or the Agreement, (a) the transfer or exchange of a portion of the Series A-1 Preferred Units are restricted by the provisions of the Contribution Agreements, and (b) such Series A-1 Preferred Partner shall not transfer or exchange any Series A-1 Preferred Units in violation of any such restrictive provisions.

Section 18.9                      No Sinking Fund.  No sinking fund shall be established for the retirement or redemption of Series B Cumulative Preferred Units.

8.           Governing Law.  This Amendment shall be interpreted and enforced according to the laws of the State of Michigan.

9.           Full Force and Effect.  Except as amended by the provisions hereof, the Agreement, as previously amended, shall remain in full force and effect in accordance with its terms and is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects.

10.           Successors/Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

11.           Counterparts.  This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Reproductions (photographic, facsimile or otherwise) of this Amendment may be made and relied upon to the same extent as though such reproduction was an original.

[The remainder of this page intentionally left blank]

In witness whereof, the undersigned have executed this Amendment as of the day and year first above written.
GENERAL PARTNER:

Sun Communities, Inc., a Maryland corporation

By:  /s/ Jonathan M. Colman
                            Jonathan M. Colman, Executive Vice President

SERIES A-1 PREFERRED PARTNERS:

Apple Carr Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Brookside Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Cider Mill Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Continuation of Signature Page to 275th Amendment

Country Hills Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Country Meadows Village MHP Holding Company #2, LLC
By: /s/ Wilbur A. Lettinga
Name:   Wilbur A. Lettinga

Title:  Manager

Dutton Mill Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Hickory Hills Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Continuation of Signature Page to 275th Amendment

Hidden Ridge RV Park Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Holiday West Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Leisure Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Oak Island Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Continuation of Signature Page to 275th Amendment

Pinebrook Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Southwood Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Sycamore Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Tamarac Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Warren Dunes Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Waverly Shores Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

Windsor Woods Village MHP Holding Company #2, LLC

By: /s/ Wilbur A. Lettinga

Name:   Wilbur A. Lettinga

Title:  Manager

[Signature page to 275th Amendment]

Continuation of Signature Page to 275th Amendment

 /s/ Wilbur A. Lettinga
Wilbur A. Lettinga

/s/ William B. Lettinga
William B. Lettinga

/s/ Michael Lettinga
Michael Lettinga